UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

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From time to time, Empery Digital, Inc. (the “Company”) may disseminate the following legal rulings and opinions and email auto-response to stockholders of the Company.

IN THE SUPREME COURT OF THE STATE OF DELAWARE RYAN LANE, JOHN KIM, JONATHAN P. FOSTER, ADRIAN SOLGAARD, ÖRN ÓLASON, ROHAN CHAUHAN, MATTHEW HOMER, and IAN READ, Defendants Below, Appellants, v. ATG CAPITAL OPPORTUNITIES FUND LP, Plaintiff Below, Appellee, and EMPERY DIGITAL, INC., Nominal Defendant Below. † † † No. 417, 2026 † † Court Below — Court of Chancery † of the State of Delaware † † C.A. No. 2026 - 0447 † † † † † † † † † † † † † † Submitted: Decided: September 14, 2026 September 18, 2026 Before TRAYNOR , LEGROW , and GRIFFITHS , Justices. ORDER After consideration of the notice of appeal from an interlocutory order and the exhibits, it appears to the Court that: (1) ATG Capital Opportunities Fund LP submitted a notice to nominate a slate of candidates for election to the board of directors of Empery Digital, Inc. at

Empery’s 2026 annual meeting. Empery’s board — of which the defendants - appellants are the members — rejected the nominations, claiming that the notice was deficient under the company’s advance notice bylaws because ATG did not disclose Tice Brown as a “participant” in its solicitation and omitted required participant disclosures about Brown ; ATG did not disclose its short position in a Bitcoin investment, which the board contended misaligned ATG’s interests with other stockholders’ interests ; and the nominees’ questionnaires contained inaccuracies or omitted required information . 1 (2) ATG filed a complaint in the Court of Chancery asserting, among other claims that are not at issue in this interlocutory appeal, that the defendants breached their fiduciary duties and Empery’s bylaws by rejecting the nomination notice. After an expedited trial on the nomination - related claims, the Court of Chancery held that the nomination notice is valid, the board improperly rejected it, and ATG’s nominees may stand for election at Empery’s annual meeting, which is currently scheduled for October 14 , 2026 . 2 (3) The defendants applied for certification of an interlocutory appeal, asserting that Rule 42 (b)(iii)(A), (G), and (H) support interlocutory review . They argued that the Court of Chancery erroneously decided, as a matter of first 1 ATG Capital Opportunities Fund LP v. Lane , 2026 WL 2566357, at *6 (Del. Ch. Aug. 28, 2026). 2 Id. When ATG filed its complaint in April 2026, Empery’s annual meeting was scheduled for July 29. 2 impression, that the Securities and Exchange Commission’s definition of a “participant” in a proxy campaign 3 does not include someone who provides non - economic support, and that the court erroneously limited the defendants to the reasons for rejection stated in the board’s rejection letter. They contended that interlocutory review would resolve every claim related to who will stand for election at the 2026 annual meeting . And they asserted that interlocutory review would serve considerations of justice by resolving the election - related claims before the annual meeting instead of after it . The Court of Chancery declined to certify the appeal . 4 The court held that the opinion decided a substantial issue of material importance under Supreme Court Rule 42 (b)(i) but that the Rule 42 (b)(iii) considerations did not support certification . The defendants seek our expedited review in advance of the October 14 annual meeting . (4) In the exercise of our discretion and under the unusual facts of this case, 5 we conclude that the interlocutory appeal should be accepted . We agree with the trial court that its opinion decided a substantial issue of material importance . Although interlocutory review will not terminate the litigation in its entirety because ATG asserted claims beyond those necessary to determine who stands for election 3 Empery’s bylaws define “‘participant’ by reference to paragraphs (a)(ii) – (iv) of Instruction 3 to Item 4 of Schedule 14 A . ” Id . at * 9 . “A Schedule 14 A is a required disclosure form that must be filed with the Securities and Exchange Commission (SEC) in connection with certain proxy solicitations . ” Id . 4 ATG Capital Opportunities Fund LP v . Lane , 2026 WL 2686970 (Del . Ch . Sept . 14 , 2026 ) . 5 Del . Supr . Ct . R . 42 (d)(v) . 3

at the annual meeting, the parties narrowed the issues for expedited resolution to the nomination - dispositive ones . The Court of Chancery expeditiously decided those issues in advance of the company’s impending meeting . We conclude that — given the unique circumstances of this case — it serves considerations of justice and strikes the appropriate cost - benefit balance 6 for this Court similarly to weigh in before the annual meeting . NOW, THEREFORE, IT IS ORDERED that the interlocutory appeal is ACCEPTED . The motion to expedite is GRANTED . Briefing shall proceed as agreed by the parties, as stated in counsel’s letter filed September 16 , 2026 , with the reply brief being filed no later than October 2 . The Clerk will notify the parties as to whether and when argument will be scheduled . BY THE COURT: /s/ Abigail M. LeGrow Justice 6 Id . R . 42 (b)(ii) – (iii) . Although the Court of Chancery correctly noted that 8 Del . C . † 225 provides a mechanism to unwind a corporate election, avoiding the uncertainty, cost, and use of the trial court’s resources to resolve such a dispute serves the parties and the Court of Chancery . 4

**COURT OF CHANCERY
OF THE
STATE OF DELAWARE**

LORI. W. WILL
VICE CHANCELLOR

LEONARD L. WILLIAMS JUSTICE CENTER
500 N. KING STREET, SUITE 11400
WILMINGTON, DELAWARE 19801-3734

September 2, 2026

A. Thompson Bayliss, Esq.
John M. Seaman, Esq.
Caitlin C. Bozman, Esq.
Bryan M. Blaylock, Esq.
Abrams & Bayliss LLP
20 Montchanin Road, Suite 200
Wilmington, Delaware 19807

John P. DiTomo, Esquire
Jacob M. Perrone, Esquire
Nicholas R. Gottemoller, Esquire
Morris, Nichols, Arsht & Tunnell LLP
1201 North Market Street
Wilmington, Delaware 19801

RE: *ATG Capital Opportunities Fund LP v. Ryan Lane, et al.*,
C.A. No. 2026-0447-LWW

Dear Counsel,

One challenge of deciding an expedited case is having much to say and little time to say it. On August 28, I issued a post-trial decision resolving the core merits of this expedited suit so that the parties could solicit proxies in advance of Empery Digital, Inc.'s annual meeting.[1] The defendants raised two arguments at trial that did not feature in my decision: unclean hands and spoliation. This supplemental letter opinion completes the record and explains why neither argument bars the relief granted to the plaintiff.

[1] Post-trial Mem. Op. (Dkt. 274) ("Mem. Op.").

C.A. No. 2026 - 0447 - LWW September 2, 2026 Page 2 of 8 A. Unclean Hands In their pre - trial brief, the defendants asserted unclean hands as a broad, affirmative defense to bar plaintiff ATG Capital Opportunities Fund LP from obtaining equitable relief . 2 After trial, they refined their unclean hands argument . Instead of asserting the defense as a general bar, they integrated it into their opposition to ATG’s request to reopen the nomination window . 3 I declined to reopen the nomination window . 4 That holding effectively mooted the unclean hands defense as it was presented after trial . To the extent the defendants continued to advance an unclean hands defense against the equitable relief granted regarding ATG’s nomination notice, it fails on the merits . “[C]ases turning on matters related to unclean hands are infrequent as a matter of course[ . ]” 5 The conduct must be “so offensive to the integrity of the court that [the party’s] claims should be denied, regardless of their merit . ” 6 Although ATG was 2 Defs.’ Pre - trial Br. (Dkt. 224) 59 - 60. 3 Defs.’ Post - trial Br. (Dkt. 261) 58 - 59. 4 See Mem. Op. 46 - 47. 5 Nakahara v. NS 1991 Am. Tr. , 718 A.2d 518, 522 (Del. Ch. 1998). 6 Portnoy v. Cryo - Cell Int’l, Inc ., 940 A.2d 43, 81 (Del. Ch. 2008).

C.A. No. 2026 - 0447 - LWW September 2, 2026 Page 3 of 8 furtive in its coordination with Tice Brown, 7 its actions do not meet this exacting standard. The unclean hands doctrine is meant to protect the integrity of a court of equity — not to shield fiduciaries seeking to excuse their own inequitable behavior . 8 As explained in the post - trial decision, ATG’s nomination notice complied with the bylaws provisions the board relied on in rejecting it, and the rejection breached the board’s fiduciary duties . 9 Denying ATG relief due to its suspicious behavior would deprive Empery stockholders of their right to elect directors, creating further inequity . B . Spoliation The defendants also contend that ATG’s sole principal, Gabriel Gliksberg, spoliated evidence, entitling them to evidentiary and procedural remedies . 10 The 7 See, e . g . , Mem . Op . 7 , 20 - 21 (discussing Gliksberg’s coordination with Tice Brown) ; id . at 9 - 10 , 13 (discussing Gliksberg’s use of Signal with auto - delete enabled) ; id . at 41 - 42 (discussing Gliksberg instructing a nominee not to text him about an article regarding a DAT liquidation strategy) . 8 See Portnoy , 940 A . 2 d at 81 (“[U]nclean hands is a doctrine designed to protect the integrity of a court of equity, not a weapon to be wielded by parties seeking to excuse their own inequitable behavior by pointing out a trifling instance of impropriety by their counterpart . . . . ”) . 9 See Mem . Op . 38 - 39 , 45 . 10 See Defs . ’ Mot . for Adverse Inferences Due to Spoliation of Evid . (Dkt . 212 ) (“Defs . ’ Spoliation Mot . ”) 1 - 3 .

C.A. No. 2026 - 0447 - LWW September 2, 2026 Page 4 of 8 record shows that Gliksberg failed to preserve relevant data on his mobile device . 11 Depending on when the duty to preserve arose, the defendants asked that I either presume Gliksberg engaged in a coordinated and undisclosed plan for Empery or elevate ATG’s burden of proof on disputed issues . 12 The post - trial decision explained that the requested adverse inferences would not affect the outcome because, even assuming the lost messages showed coordination, no bylaw required ATG to disclose it . 13 Thus, the defendants’ request for an adverse inference was moot . 14 Similarly, raising the burden of proof would not change the text of Empery’s bylaws . 15 But ATG is not blameless, leaving the question of whether a lesser sanction is warranted . 16 Court of Chancery Rule 37 (e) authorizes sanctions when electronically stored information (ESI) “that should have been preserved in the reasonable anticipation of . . . litigation is lost because a party failed to take reasonable steps to preserve it, and 11 See Mem. Op. 10. 12 See Defs.’ Spoliation Mot. 15 - 16. 13 Mem. Op. 34 n.159. 14 Id. 15 That is, even if the defendants proved that ATG and Brown coordinated regarding Empery, elevating the burden of proof would be legally irrelevant to the contractual outcome . 16 See, e . g . , Terramar Retail Ctrs . , LLC v . Marion # 2 - Seaport Tr . U/A/D June 21 , 2002 , 2018 WL 6331622 , at * 14 (Del . Ch . Dec . 4 , 2018 ) (describing the court’s consideration of “a range of possible sanctions that could be imposed”) .

C.A. No. 2026 - 0447 - LWW September 2, 2026 Page 5 of 8 it cannot be restored or replaced through additional discovery[ . ]” 17 In such cases, “upon finding prejudice to another party” from the loss of ESI, the court may “order measures no greater than necessary to cure the prejudice[ . ]” 18 The defendants assert that ATG’s duty to preserve attached in January 2026 , when Gliksberg requested nomination materials, filed a Schedule 13 D, retained counsel, and recruited nominees . 19 ATG responds that its preservation obligation arose in late March, when Empery’s board rejected its nomination . 20 It correctly observes that planning a proxy contest is not equivalent to anticipating litigation . 21 Determining when the duty to preserve arises is a fact - and context - specific inquiry . “An affirmative duty to preserve evidence attaches upon the discovery of facts and circumstances that would lead to a conclusion that litigation is imminent or should otherwise be expected . ” 22 It “attaches even before litigation has been 17 Ct . Ch . R . 37 (e) ; see Beard Rsch . , Inc . v . Kates , 981 A . 2 d 1175 , 1185 (Del . Ch . May 29 , 2009 ) (“A party in litigation or who has reason to anticipate litigation has an affirmative duty to preserve evidence that might be relevant to the issues in the lawsuit . ”) . 18 Ct. Ch. R. 37(e)(1). 19 Defs.’ Spoliation Mot. 8 - 9. 20 Pl.’s Opp’n to Defs.’ Mot. for Adverse Inferences Due to Spoliation (Dkt. 233) 7 - 10. 21 Id. at 8 - 9. 22 Triton Const. Co. v. E. Shore Elec. Servs., Inc. , 2009 WL 1387115, at *8 (Del. Ch. May 18, 2009).

C.A. No. 2026 - 0447 - LWW September 2, 2026 Page 6 of 8 commenced ‘when a party should have known that the evidence may be relevant to future litigation . ’” 23 Here, ATG reasonably anticipated litigation by February 12 , 2026 , when Empery’s counsel rejected ATG’s February 5 demand for “board refreshment . ” 24 At this point, ATG knew that its attempt at friendly engagement with Empery was over and a contentious battle lay ahead . ATG began strategizing with litigation counsel, assembling a dissident slate of director nominees, and directing those candidates to coordinate with its lawyers . 25 ATG also knew that litigation was likely . It had touted the strategic use of litigation in materials soliciting investments . 26 Gliksberg had also engaged in prior proxy campaigns that resulted in litigation . 27 23 TR Invs . , LLC v . Genger , 2009 WL 4696062 , at * 17 (Del . Ch . Dec . 9 , 2009 ) (quoting Acierno v . Goldstein , 2005 WL 3111993 , at * 6 (Del . Ch . Nov . 16 , 2005 )), aff ’d , 26 A . 3 d 180 (Del . 2011 ) . 24 JX 252 ; see Trial Tr . Vol . I (Dkt . 265 ) Gliksberg (“Gliksberg Tr . ”) 54 . 25 Gliksberg Tr . 56 ; see Triton , 2009 WL 1387115 , at * 8 (finding that a duty to preserve arose when an employee engaged in a confrontation with management shortly before resigning to moonlight for a direct competitor) ; TR Invs . , 2009 WL 4696062 , at * 17 (finding that a sophisticated party’s secretive deletion of documents during a period of contentious discussions preceding a control dispute violated the duty to preserve) . 26 JX 117 (highlighting the “strategic use of litigation” as a fund tool) . 27 See Gliksberg Tr . 24 - 25 , 106 - 07 , 112 - 15 .

C.A. No. 2026 - 0447 - LWW September 2, 2026 Page 7 of 8 Yet Gliksberg communicated with Brown and his director nominees over Signal and WhatsApp with the auto - delete function enabled until April 14 — over two weeks after receiving a formal litigation hold from counsel . 28 In fact, he affirmatively turned on the WhatsApp auto - delete function while communicating with one of his board nominees on February 16 — four days after ATG’s duty to preserve attached . 29 Leaving auto - delete enabled during this period was at least negligent . Failing to disable it after receiving a litigation hold was at least reckless . Affirmatively turning it on while litigation grew increasingly likely evidences an intentional disregard for ATG’s preservation obligations . 30 To impose monetary sanctions, I need only find that ATG had a duty to preserve evidence and breached that duty . 31 Gliksberg’s conduct forced the defendants to expend significant resources chasing lost communications, pursuing substitute discovery, and moving for spoliation sanctions . ATG’s argument that this substitute discovery eliminated any prejudice ignores the financial burden it imposed and that the discovery was an incomplete substitute for contemporaneous messages . 28 See id . at 30 - 31 , 42 , 50 , 69 - 70 , 153 - 56 . 29 See Kirschenbaum Dep . 150 - 53 (testifying that Gliksberg first raised the nomination on February 16 , and confirming that a WhatsApp auto - delete notification appeared that same day) . 30 See Ct . Ch . R . 37 (e)(2) . 31 See Beard Rsch . , 981 A . 2 d at 1194 .

C.A. No. 2026 - 0447 - LWW September 2, 2026 Page 8 of 8 A proportionate remedy is required to cure this prejudice . 32 I award the defendants their reasonable attorneys’ fees and expenses incurred in connection with their motion for spoliation sanctions and pursuit of supplemental discovery to compensate for the lost evidence . 33 * * * The defendants’ unclean hands defense fails, and their motion for spoliation sanctions is granted in part and denied in part . The defendants are directed to file a Rule 88 affidavit detailing the reasonable fees and expenses incurred in prosecuting the spoliation motion and pursuing the resulting supplemental discovery . ATG will have ten days to file any opposition to the defendants’ fee request . IT IS SO ORDERED. Sincerely yours, /s/ Lori W. Will Lori W. Will Vice Chancellor 32 See id . at 1189 - 90 (“The Court has wide latitude to fashion an appropriate remedy, but the remedy must be tailored to the degree of culpability of the spoliator and the prejudice suffered by the complaining party . ”) . 33 See Goldstein v . Denner , 310 A . 3 d 548 , 558 (Del . Ch . 2024 ) (ordering the defendants to pay the plaintiffs’ fees and expenses for a spoliation motion and to “confirm that the ESI was not available from other sources” where the plaintiff was “prejudiced by having to spend time and resources” on the issue) .

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ATG CAPITAL OPPORTUNITIES FUND LP,	)	
Plaintiff,	)	
v.	)	C.A. No. 2026-0447-LWW
RYAN LANE, JOHN KIM, JONATHAN P. FOSTER, ADRIAN SOLGAARD, ÖRN ÓLASON, ROHAN CHAUHAN, MATTHEW HOMER, IAN READ,	)	
Defendants,	)	
and	)	
EMPERY DIGITAL, INC.	)	
Nominal Defendant.	)	

MEMORANDUM OPINION

Date Submitted: August 19, 2026
Date Decided: August 28, 2026

A. Thompson Bayliss, John M. Seaman, Caitlin C. Bozman, Bryan M. Blaylock, ABRAMS & BAYLISS LLP, Wilmington, Delaware; Adrienne M. Ward, Lori Marks-Esterman, Jacqueline Y. Ma, Daniel M. Stone, Joseph M. Calder, Jr., OLSHAN FROME WOLOSKY LLP, New York, New York; *Attorneys for Plaintiff ATG Capital Opportunities Fund LP*

John P. DiTomo, Jacob M. Perrone, Nicholas R. Gottemoller, MORRIS NICHOLS ARSHT & TUNNELL LLP, Wilmington, Delaware; David Livshiz, Andrew Gladstein, Nicholas Caselli, Alexandra Carlton, Penina Cohen, Jordan McGuffee, FRESHFIELDS US LLP, New York, New York; *Attorneys for Defendants Ryan*

Lane, John Kim, Jonathan P . Foster, Adrian Solgaard, Örn Ólason, Rohan Chauhan, Matthew Homer and Ian Read and Nominal Defendant Empery Digital, Inc . WILL, Vice Chancellor

1 Advance notice bylaws are commonplace and vital tools for Delaware corporations . They promote orderly meetings and election contests, giving boards time to evaluate candidates and information to make recommendations to stockholders . Given the important corporate purposes such bylaws serve, this court routinely enforces unambiguous provisions . The court cannot, however, enforce a requirement that a bylaw does not contain . In this case, an activist investor sought to nominate a full slate of director candidates to the board of Empery Digital, Inc . — a digital asset treasury company . The board rejected the nomination, citing suspicions that the investor was coordinating with another stockholder who had plans to take control of Empery and liquidate its Bitcoin assets . The board also noted that the investor failed to disclose a massive short position in Bitcoin exchange - traded funds, which the board felt misaligned the investor with other Empery stockholders . During the ensuing expedited trial, evidence came to light that lends credence to the board’s beliefs . Yet the board’s rejection suffers from a fatal flaw : Empery had no advance notice bylaw provision requiring disclosure of the information the board identified as missing . The board instead invokes general bylaw provisions incorporating federal proxy rules — some of which were not raised until trial, and others that do not call for the information the board demands .

Advance notice bylaws do not authorize incumbent boards to exclude director candidates based on the incumbents’ views of their unsuitability for office . It is the fundamental right of the stockholders — not the directors — to select the individuals who will determine the strategic direction of the company . Empery’s board is free to raise its views during the proxy contest . But, given the lack of relevant bylaws, it was both contractually improper and inequitable to reject the nomination notice entirely . Separately, the investor seeks a reopening of the nomination window following Empery’s post - deadline announcement of an AI data - center transaction . Because the nomination notice is valid and the investor’s slate will stand for election, no further equitable intervention is required . This decision leaves the choice with Empery’s stockholders . I. FACTUAL BACKGROUND The following were stipulated to by the parties or proven by a preponderance of the evidence after trial . 1 1 See Joint Pre - trial Stipulation and Order (Dkt . 248 ) (“PTO”) . Trial occurred over three days, during which five fact witnesses and five expert witnesses testified live . Testimony of five fact witnesses was presented by deposition . See Trial Tr . Vols . I - III (Dkts . 265 - 67 ) . Trial testimony is cited as “[Name] Tr . . ” The trial record contains 895 joint exhibits and 28 deposition transcripts . Exhibits are cited by the numbers provided on the parties’ joint exhibit list as “JX ,” unless otherwise defined . Pincites are to pagination on joint exhibits where available, and to the last four digits of Bates stamps where unavailable . See Final Joint Ex . List (Dkt . 220 ) ; Deposition transcripts are cited as “[Name] Dep . . ” See Am . Notice of Lodging of Dep . Trs . (Dkt . 237 ) . 2

A. Empery and its Bitcoin DAT

Empery Digital, Inc. ("Empery" or the "Company") is a Delaware corporation headquartered in Texas.[2] Its stock is traded on the Nasdaq Global Select Market.[3]

In July 2025, Empery's predecessor adopted a digital asset treasury ("DAT") strategy to acquire and hold Bitcoin.[4] A DAT is a publicly traded company that holds cryptocurrency as a primary asset.[5] At the time, DAT share prices were generally trading at a premium to the net asset value ("NAV") of their underlying cryptocurrency.[6]

Also in July 2025, Empery announced the closing of a $500 million private investment in public equity (PIPE), led by defendant Ryan Lane and his hedge fund, Empery Asset Management.[7] The PIPE closed at $10 per share.[8] Afterward, Lane was appointed Co-Chief Executive Officer alongside legacy CEO, defendant John Kim.[9] Empery's reconstituted Board of Directors (the "Board") included Chairman

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[2] PTO ¶ 13.

[3] *Id.* ¶ 14.

[4] *Id.* ¶¶ 16, 25.

[5] JX 677 (Expert Report of Angelo Chan ("Chan Report")) ¶¶ 24-25.

[6] *Id.* ¶ 24 n.7; *id.* ¶ 25.

[7] PTO ¶ 17; Lane Tr. 272-74, 298.

[8] PTO ¶ 17.

[9] *Id.* ¶ 18.

3

Lane, Kim, and Jonathan Foster, Adrian Solgaard, Örn Ólason, Ian Read, Rohan Chauhan, and Matthew Homer . 10 B. Empery’s NAV Gap Empery soon struggled . By the end of 2025 , its stock price had fallen to $ 4 . 57 . 11 Stockholders who held shares since the PIPE “lost a lot of money . ” 12 Empery’s Chief Operating Officer Tim Silver, who had joined the Company from EAM, anticipated activist pressure . 13 Cryptocurrency prices began to sharply decline in the fall of 2025 . 14 The premiums that had incentivized stockholders to invest in DATs began to flip . Rather than trading at a premium, many DATs began trading at a discount to their underlying assets . 15 Empery was no exception . By January 8 , 2026 , it was trading at a market - to - net - asset value of 0 . 73 , meaning the market valued the Company at just 73 % of the value of its Bitcoin . 16 Thus, to the extent a stockholder could acquire control of 10 Id. ¶¶ 16, 18. 11 Lane Tr. 306; JX 437, “Daily Summary.” 12 Lane Tr. 307. 13 Silver Tr. 550. 14 JX 707 (Rebuttal Expert Report of Angelo Chan) ¶ 31. 15 JX 217. 16 Chan Report ¶ 41. 4

Empery for 73 % of the value of its Bitcoin and force a sale of that Bitcoin at market price, the stockholder could capture the spread . 17 C. Brown’s and Gliksberg’s Investments Tice Brown — a self - described “fundamental value investor” — was one of Empery’s PIPE investors . 18 Brown had invested $ 2 million alongside his friend Jacob Ma - Weaver . 19 In September 2025 , Brown began contacting Lane and Silver about Empery’s poor performance and advocated for share repurchases . 20 To capitalize on the growing NAV gap, Brown bought more Empery stock throughout the fall of 2025 . 21 Brown began to consider whether he could take Empery “private at 100 % nav . ” 22 Gabi Gliksberg — an activist investor — had also noticed Empery’s “very significant discount” to NAV . 23 Gliksberg had recently launched plaintiff ATG 17 Id. ¶¶ 12, 80. 18 Brown Tr. 160, 171. 19 Id. 160, 194. 20 E.g. , JX 225 at 41, 66, 72 - 79; Brown Tr. 162 - 63; Lane Tr. 311. 21 See DDX2; Brown Tr. 160 - 61, 251 - 52. 22 JX 82; see JX 83; see also JX 81; JX 86; JX 89. 23 Gliksberg Tr. 11; see also id. at 12, 20 - 22. 5

Capital Opportunities Fund LP . 24 His marketing materials touted ATG’s willingness to use litigation and pursue “liquidations” to force value realization . 25 Gliksberg set out to purchase “as much Empery stock as possible . ” 26 On the morning of January 15 , ATG placed nineteen limit orders for approximately 1 . 36 million shares of Empery common stock . 27 Later that day, Gliksberg called Ma - Weaver, with whom he had previously invested, to investigate why Empery was trading at such a “steep discount . ” 28 Brown had also called Ma - Weaver on January 15 to discuss Empery . Two days earlier, Brown had texted Ma - Weaver to “come do empd,” to which Ma - Weaver — who had previously faced group allegations alongside Gliksberg — replied : “Not a group!” 29 Ma - Weaver had no interest in taking an activist position and did not “want to inadvertently trigger a 13 D . ” 30 He put Brown and Gliksberg in touch by email, writing : “You both called me on the same topic today, and you should get to know one another regardless . ” 31 24 Id. at 5 - 6. 25 JX 117 at 8 - 10; Gliksberg Tr. 101 - 03. 26 Gliksberg Tr. 90 - 91, 117 - 18. 27 JX 825 at ‘0554. 28 Gliksberg Tr. 26 - 27; see Brown Tr. 171. 29 JX 109; see Brown Tr. 211 - 12. 30 JX 940; see JX 58; JX 59. 31 JX 169; see PTO ¶ 28. 6

D . Brown and Gliksberg Meet Within minutes of Ma - Weaver’s introduction, Brown called Gliksberg — the first of several phone calls that afternoon that totaled over an hour . 32 Brown and Gliksberg testified that they spoke about everything from religion, to their children, to Brown’s fine art trading, and current events . 33 They also spoke about Empery . 34 Brown and Gliksberg testified that their discussion of Empery was minimal and did not include their respective investment theses, positions, or hedges . 35 The weight of the evidence suggests otherwise . Less than an hour after Gliksberg’s first call with Brown, ATG submitted multiple orders for Empery stock, bringing ATG’s total January 15 purchases to 1 , 686 , 245 shares . 36 In between his calls with Brown on January 15 , Gliksberg called his longtime counsel on activism - related matters and investments — Aaron Morris — whom ATG later named as a candidate for nomination to Empery’s Board . 37 Gliksberg also instructed his broker to move 1 , 000 Empery shares into record 32 JX 169 (Ma - Weaver’s introductory email at 1:36 p.m. on January 15); JX 108 (call log showing the first call between Gliksberg and Brown at 1:39 p.m.); see Brown Tr. 164 - 66. 33 Gliksberg Tr. 28 - 30, 31 - 32, 79; Brown Tr. 170 - 72, 180 - 81. 34 Gliksberg Tr. 28; Brown Tr. 171. 35 Gliksberg Tr. 29; Brown Tr. 172. 36 JX 868; Gliksberg Tr. 87 - 88, 123; JX 825 at ‘0554. 37 JX 111. 7

name . 38 Shortly afterward, Brown consulted with his analyst to see if he had the funds to “buy up to 9 . 9% ” of Empery . 39 Brown and Gliksberg’s calls resumed the next morning, on January 16 . 40 Just before that call, Gliksberg texted Ronald Davies — one of ATG’s Board nominees — to tell him that he “might have a proxy fight coming up” and would “need to nominate directors . ” 41 Brown and Gliksberg spoke over the phone twice more that afternoon . 42 During the day, Brown requested the transfer of 1 , 000 Empery shares to record name . 43 Brown also pressed his broker and analyst on freeing up cash to make a large purchase of Empery shares . 44 E . Schedule 13 Filings Gliksberg and Brown continued to speak over the ensuing days, while Gliksberg planned for a proxy contest . 38 JX 961; Gliksberg Tr. 76, 82 - 83. 39 JX 114; Boshans Tr. 260. 40 JX 108. 41 JX 118. 42 JX 108. 43 JX 960. 44 See JX 120; JX 121. 8

On January 18, Gliksberg asked ChatGPT for a "full timeline on all the important tasks" to "do a shareholder activist campaign against Empery Digital."[45] He then spoke to two other future nominees: James Elbaor and Christopher Novak.[46]

On January 19, Gliksberg and Brown spoke on the phone twice.[47] One of their calls lasted 34 minutes.[48]

By January 20, Brown wired $2 million to his broker to purchase Empery shares.[49] One hour after Brown's first purchase of the day, Gliksberg attempted to call him, but the call did not go through.[50] Brown purchased a total of 813,779 shares of Empery stock that day.[51]

Gliksberg's attempted call to Brown on January 20 is the last in the record. From then on, Gliksberg and Brown communicated solely by Signal.[52] Both testified that they did so due to poor cellular reception.[53] Brown was at his home in Manhattan; Gliksberg was at his home in Miami.[54] The auto-delete feature was

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[45] JX 124 at '1246.

[46] JX 123; JX 125.

[47] JX 108.

[48] *Id.*

[49] JX 120 at '3194; JX 133 at '3218.

[50] JX 108.

[51] JX 821.

[52] Gliksberg Tr. 31; Brown Tr. 166-67.

[53] Gliksberg Tr. 31; Brown Tr. 166-67.

[54] Brown Tr. 185.

9

enabled on both of their Signal accounts, ensuring that their subsequent communications were destroyed . 55 On January 23 , Brown filed a Schedule 13 G disclosing his 9 . 7 % ownership of Empery . 56 Later that evening, Brown requested an in - person meeting with Lane and Silver, which was set for January 28 at Empery’s offices . 57 ATG also continued to purchase Empery shares, amassing another 934 , 822 shares by January 26 . 58 On January 26 , ATG filed a Schedule 13 D disclosing a 5 . 6 % ownership stake in Empery . 59 Its Form 13 D stated that ATG “may in the future” engage “in short selling” or “hedging[ . ]” 60 At the time of the filing, however, ATG had already hedged over 80 % of its Empery position by shorting Bitcoin exchange - traded funds (ETFs) . 61 F . Brown’s Meeting and Bloomberg Story On January 28, Brown and his analyst met with Lane and Silver at Empery’s offices. 62 The meeting quickly grew contentious. Brown demanded that Empery 55 Gliksberg Tr. 31; Brown Tr. 167 - 69. 56 JX 151. 57 JX 162; JX 164. 58 JX 825 at ‘0554. 59 JX 158 at 2. 60 Id. at 7. 61 See Grundfest Tr. 606 - 08; see also Chan Report ¶ 45. 62 See Silver Tr. 551. 10 immediately liquidate its Bitcoin to maximize returns. 63 During the meeting, Brown claimed that other stockholders shared his views and maintained similar hedges. The only stockholder Brown named was ATG, referring to Gliksberg informally as “Gabi.” 64 Unprompted, Brown volunteered: “I am not working with ATG.” 65 To Lane and Silver, this unsolicited denial — coupled with Brown’s shifting stories about how he met Gliksberg — suggested the opposite . 66 After Brown refused to leave, Lane called security to escort him out . 67 On February 3 , Brown sent a letter to the Board demanding Lane’s resignation, the replacement of the entire Board, and the “immediate sale of all Bitcoin” with the proceeds returned to stockholders . 68 Brown attached this letter to a Schedule 13 D filed the same day, which disclosed a roughly 9 % stake in the Company . 69 That evening, Brown emailed Bloomberg columnist Matt Levine, writing : “I’d like to liquidate a bitcoin treasury company . I’d like to speak publicly about 63 Id. at 551 - 52; Lane Tr. 284. 64 Silver Tr. 554 - 55. 65 Id. at 555; Lane Tr. 285. 66 Lane Tr. 285; Silver Tr. 555. 67 Silver Tr. 553; Boshans Tr. 266. 68 JX 215. 69 JX 211; see PTO ¶ 35. 11

it[ . ]” 70 The next day, Levine published an article titled “Cracking Open the DATs,” which named both Brown and ATG . 71 It described an arbitrage and liquidation strategy whereby an investor buys a stake in a DAT company that is trading at a discount to its NAV, and agitates for the company to liquidate its cryptocurrency to return the money to its stockholders . 72 Shortly after publication, Gliksberg texted a link to the article to one of his Board nominees, instructing him : “Read it now! And then don’t text me about it . ” 73 G . The Rights Plan and the Competing Nominations On January 28, ATG filed an amended Schedule 13D, disclosing that it had nearly doubled its ownership from 5.6% to 10.4%. 74 In response, on February 2, the Board adopted a limited duration stockholder rights plan (the “Rights Plan”) that would be triggered if a stockholder acquired 12.5% or more of the Company’s stock. 75 The official minutes reflect the Board’s conclusion that the Rights Plan would protect stockholders while the Company “continu[ed] to execute on its plan to close 70 JX 234. 71 JX 217. 72 Id. 73 JX 219; see Gliksberg Tr. 139 - 40. 74 JX 177. 75 JX 202; JX 210. 12

the NAV gap.” 76 AI - generated transcripts of the meeting show Lane told the Board that capping ATG’s ownership at 12.5% would limit its financial upside, making it “not worth it to put up [a] slate to go through the proxy solicitation process.” 77 He further advised that the Rights Plan was “necessary in order for the board to remain in its position.” 78 The Board terminated the Rights Plan in July 2026. 79 Meanwhile, Gliksberg solidified his slate of directors. The candidates he selected lacked cryptocurrency experience. 80 Gliksberg enabled auto - deleting message settings when discussing the proxy contest with several of his nominees. 81 In mid - February, he introduced his prospective slate to his counsel at Olshan Frome Wolosky LLP. 82 On February 26 — just days before the nomination window closed — ATG nominated Gliksberg, Arati Batta, Aaron Morris, Christopher Novak, Evan Ratner, Heather Powers, James Elbaor, Meredith Kirshenbaum, and Ron Davies for election to the Board (the “Nomination Notice”). 83 The exact same day, after having 76 JX 202 at ‘0425 - 28. 77 JX 203 at ‘0373; see Lane Tr. 330 - 31. 78 JX 203 at ‘0371; see Lane Tr. 327 - 28. 79 PTO ¶ 68(h). 80 See Gliksberg Tr. 52 - 53; JX 263. 81 Id. at 42 - 43, 50 - 51. 82 JX 285; JX 287; JX 292; JX 294; JX 296; JX 298; JX 299; JX 300. 83 JX 359. 13

requested the nomination materials just two days prior, Brown submitted his own — partially handwritten — notice nominating himself . 84 H. The Board’s Rejection The Board met on March 16 to discuss the activist stockholders . During that meeting, the directors conferred about their “understanding that ATG had a short position on Bitcoin” — a fact that concerned them . 85 The Board members were “very suspicious” that Gliksberg and Brown were “acting together” and attempting “to hide it . ” 86 On March 25 , Empery’s Chief Financial Officer circulated counsel’s draft deficiency letters . 87 The Board and the Nominating and Corporate Governance Committee convened the next day, on March 26 . 88 At the meeting, they discussed their concerns with respect to Brown and ATG’s nominations . The directors focused on what they perceived as an undisclosed relationship between Brown and ATG, as well as ATG’s failure to disclose its Bitcoin short, which they felt was “important 84 JX 381; see Brown Tr. 249 - 50. 85 JX 417; see Read Dep. 147. 86 Lane Dep. 371; see also JX 416 at ‘1403 (AI - generated notes indicating Lane’s belief that “T[i]ce and ATG were acting together . . . as a group”). 87 JX 490. 88 JX 496. 14 for shareholders to know . ” 89 The directors also considered the “sheer volume of deficiencies” in the nominees’ questionnaires . 90 The Nominating and Corporate Governance Committee recommended that the Board reject the nominations . 91 The Board unanimously agreed . 92 Empery, through counsel, subsequently issued substantially identical letters to ATG (the “Rejection Letter”) and Brown informing them that their nominations were deficient . 93 The Rejection Letter cited three primary grounds for the Board’s decision, tied to provisions of Empery’s advance notice bylaws (the “Bylaws”) . 94 First, ATG did not disclose Brown as a “participant” in its solicitation, and omitted required participant disclosures about Brown — including his stock ownership and arrangements . 95 Second, ATG did not disclose its short position in a Bitcoin ETF, which the Board contended misaligned ATG’s interests with other stockholders and was required to be disclosed under Schedule 14 A . 96 And third, ATG’s nominees’ 89 Homer Tr. 535 - 37; see also Solgaard Dep. 91 - 92. 90 JX 496; see JX 495 (AI - generated notes of the March 26 meeting). 91 JX 496. 92 Id. 93 JX 496; JX 497 (“Rejection Letter”); JX 494. 94 See JX 52 (“Bylaws”). 95 Rejection Letter 3 - 4, 8 - 10. 96 Id. at 5. 15

questionnaires contained biographical omissions and inaccuracies regarding their employment histories and outside directorships. 97 I. The Litigation and the Strategic Pivot On April 2, ATG filed this suit against the Board to invalidate the rejection of its Nomination Notice and seat its nominees. 98 While this litigation proceeded, Empery’s annual meeting was delayed. During that delay, on June 30, Empery announced a $65 million investment to acquire a 25% stake in an AI data center. 99 Concurrently, the Company took its online treasury dashboard offline, declaring that reporting NAV based on Bitcoin holdings “no longer fully reflect[ed] the total NAV of the Company” and was no longer a useful tool for investors . 100 In July, Empery sold approximately half of its remaining Bitcoin . 101 On July 23 , the Company announced an additional $ 20 million strategic investment in another data center affiliate . 102 After Empery announced the AI data center investment, ATG supplemented its complaint to demand that the nomination window be reopened . 103 97 Id. at 10 - 12. 98 See Verified Compl. (Dkt. 1). 99 JX 658; JX 856. 100 JX 856; JX 857. 101 See Lane Tr. 429, 436. 102 Id. at 429 - 30. 103 Verified Suppl. Compl. (Dkt. 207). 16

ATG advances a multitude of claims arising from this proxy contest. Beyond the core electoral dispute, ATG challenges a series of allegedly entrenching defensive measures. It asserts that the Board breached its fiduciary duties by adopting a direct offering transaction and a share repurchase program, and by issuing materially misleading disclosures.[104] ATG also seeks a mootness fee for the Board's post-filing termination of the Rights Plan.[105]

Given the impending annual meeting on October 14, the parties proceeded to an expedited trial to resolve the immediate threat to the stockholder franchise. This post-trial decision addresses only those expedited claims: whether the Board breached the Company's bylaws or its fiduciary duties by rejecting ATG's Nomination Notice, and whether the Company's strategic pivot requires reopening the nomination window in equity. The plaintiff's remaining claims were bifurcated to ensure the timely resolution of the electoral dispute. They will be addressed in a subsequent decision.

II. ANALYSIS

ATG contends the Board interfered with the stockholder franchise when it rejected its Nomination Notice and refused to extend the nomination deadline. It

[104] *See* PTO ¶¶ 63(b)-(d), 68(b)-(c), 68(g).

[105] *Id.* ¶ 68(h).

17

has the burden to prove its claims by a preponderance of the evidence . “Proof by a preponderance of the evidence means proof that something is more likely than not . ” My analysis of these claims proceeds in two parts . First, I evaluate whether the Board’s rejection of ATG’s Nomination Notice was contractually and equitably permissible . Second, I address whether the Company’s post - deadline strategic pivot required the Board to reopen the nomination window . A . The Nomination Notice Rejection Under Delaware law, corporate actions touching upon the stockholder franchise are “twice - tested” — once by the law and again in equity . 106 I begin with the legal question of whether ATG complied with the Bylaws, and whether the Board’s rejection breached the Bylaws . 107 I then proceed to an equitable review of whether the Board inequitably impaired ATG’s nomination right . 108 106 Strategic Inv . Opportunities LLC v . Lee Enters . , Inc . , 2022 WL 453607 , at * 14 (Del . Ch . Feb . 14 , 2022 ) (“Put simply, directors’ inequitable acts towards stockholders do not become permissible because they are legally possible . ” (citing Schnell v . Chris - Craft Indus . , Inc . , 285 A . 2 d 437 , 439 (Del . 1971 ))) . 107 See, e . g . , id . at * 9 (“Because bylaws are part of a flexible contract between corporations and stockholders, consideration of an advance notice bylaw’s application begins with a contractual analysis . ” (citation omitted)) ; Jorgl v . AIM ImmunoTech Inc . , 2022 WL 16543834 , at * 10 (Del . Ch . Oct . 28 , 2022 ) (beginning the analysis of an advance notice bylaw by determining “whether the notice complied with the bylaws”) . 108 See Kellner v . AIM ImmunoTech Inc . , 320 A . 3 d 239 , 259 (Del . 2024 ) (noting that advance notice bylaws “can be misused to thwart stockholder choice and entrench the existing board of directors,” requiring courts to “scrutinize closely corporate acts that affect stockholder voting”) ; see also Coster v . UIP Cos . , Inc . , 300 A . 3 d 656 , 672 - 73 (Del . 2023 ) (outlining the equitable standard of review for board action that interferes with a corporate election or a stockholder’s voting rights) . 18

1 . The Contractual Review ATG seeks a declaration that the Board breached the Bylaws by rejecting its Nomination Notice . It claims that it timely submitted a compliant notice on February 26 to replace the full Board with nine qualified nominees, and that the Board’s stated grounds for rejecting the nomination were pretextual . 109 The defendants respond that the Board properly rejected the Nomination Notice because it violated the Bylaws . The thirteen - page Rejection Letter detailed a litany of purported violations . 110 At trial, the defendants winnowed their focus to two main justifications for the Board’s rejection : (1) that ATG failed to disclose Brown as a “participant” in its proxy solicitation ; and (2) that ATG failed to disclose its short position in Bitcoin ETFs . 111 As the party seeking to enforce its nomination, ATG bears the burden of demonstrating that its notice fulfilled the Bylaws’ requirements . 112 “[A]dvance notice bylaw conditions act, in some respects, as conditions precedent to companies being contractually obligated to take certain actions . ” 113 Because corporate bylaws 109 See Pl.’s Post - trial Br. (Dkt. 260) 15, 52. 110 See generally Rejection Letter. 111 See Defs.’ Post - trial Br. (Dkt. 261) 6. 112 See Kellner v . AIM ImmunoTech Inc . , 307 A . 3 d 998 , 1037 - 38 (Del . Ch . 2023 ) (noting that the plaintiff “bears the burden of showing that his notice fulfills the bylaws’ requirements”), aff’d in part and rev’d in part , 320 A . 3 d 239 (Del . 2024 ) . 113 Lee Enters . , 2022 WL 453607 , at * 13 n . 142 . 19

constitute part of a broader binding contract among directors, officers, and stockholders, the court employs principles of contract interpretation when construing them . Clear and unambiguous terms are given their commonly accepted meaning, and any ambiguity in an advance notice bylaw is resolved in favor of the stockholder’s electoral rights . 114 a . The Group Allegations The defendants’ overarching theory is that Gliksberg and ATG formed an undisclosed group with Brown . 115 The Board was focused on this belief during the March 26 meeting where it voted to reject the Nomination Notice . According to the AI - generated transcript of that meeting, Lane told the Board that ATG and Brown “may still be acting[] as a group together” — though he did not “know it to be true” — and that highlighting this “narrative” was a “powerful part of th[e] rejection . ” 116 To be sure, the Board had reason to be suspicious . The Rejection Letter noted Brown’s strange preemptive statement during the January 28 meeting at Empery’s office that he was not working with Gliksberg — a statement that led the Board to suspect otherwise . 117 At trial, the defendants elicited evidence supporting the 114 See Hill Int’l, Inc. v. Opportunity P’rs L.P. , 119 A.3d 30, 38 (Del. 2015); Jorgl , 2022 WL 16543834, at *10. 115 Defs.’ Post - trial Br. 7 - 14. 116 JX 495. 117 See Rejection Letter 3 (“Based on statements made by Tice Brown (‘Mr. Brown’) to members of the Company’s management (including at the Company’s New York office on 20

Board’s suspicion that Brown and Gliksberg were coordinating regarding Empery securities — even without the evidence lost to Brown and Gliksberg’s use of Signal with auto - delete enabled . 118 It is more likely than not that Brown and Gliksberg’s multiple communications in mid - January went beyond sharing pleasantries and focused on their plans for Empery . After Ma - Weaver declined to work with Brown on his plan to “crack open the DAT,” Brown and Gliksberg’s activity — phone calls, stock purchases, and outreach to prospective nominees by Gliksberg — rapidly intensified . The defendants analogize these facts to precedent where the court held that an undisclosed agreement, arrangement, or understanding (“AAU”) provided contractual or equitable grounds to reject a nomination . 119 Yet there is a significant difference between the bylaws in those cases and the Bylaws at issue here . In prior January 28 , 2026 ), the Company understands that Mr . Brown and ATG Capital have had specific discussions regarding the acquisition of the Company’s securities, as well as the timing of such acquisitions - actions that strongly indicate coordination between Mr . Brown and ATG Capital . ”) . 118 See supra Sections I . C - G . 119 See Defs . ’ Post - trial Br . 9 - 10 . The defendants’ pre - trial brief relied heavily on this precedent, arguing that “[t]his Court has already explained the applicability of the definition of ‘participant’ in the context of a stockholder nomination . ” Defs . ’ Pre - trial Br . (Dkt . 224 ) 43 - 44 . None of the cited cases concern the disclosure of a “participant,” much less a participant as defined in Schedule 14 A . 21 cases, the bylaws at issue explicitly required a nominating stockholder to disclose AAUs.[120] Empery's Bylaws do not.

Section 2.5 of Empery's Bylaws, which governs "Notice of Nominations for Election to the Board," lacks any provision requiring a nominating stockholder to disclose an AAU concerning Empery or the nomination. This omission is striking because Section 2.4 of the Bylaws, which governs notices of business proposals to be brought before a meeting, requires the disclosure of all agreements, arrangements, and understandings in connection with the proposal.[121] Nor does Empery have a bylaw requiring the disclosure of a Section 13(d) group.[122]

---

[120] *See Jorgl*, 2022 WL 16543834, at *12 ("Article I, Section 1.4, subsection (i) . . . requires the disclosure of 'a description of all arrangements or understandings' between the nominating stockholder 'and each proposed nominee and any other person or persons ... pursuant to which the nomination(s) are being made.'"); *Kellner I*, 307 A.3d at 1028 (interpreting the phrase "arrangements or understandings" in a bylaw).

[121] *See* Bylaws § 2.4(c)(iii) (requiring the disclosure of "a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder(s) or person(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of the Corporation or any other person or entity (including their names) in connection with the proposal of such business by such stockholder"). Section 2.5 does not incorporate this provision.

[122] Empery's Bylaws mention Section 13(d) or its implementing regulations just twice. First, Section 2.4(c)(i) requires a proposing person or nominating stockholder to disclose shares that are "directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act)." Bylaws § 2.4(c)(i)(B). Second, Section 2.4(c)(ii)(A) mentions "Rule 13d" by referencing an inapplicable exception to the disclosure requirement for Schedule 13G filers. *Id.* § 2.4(c)(ii)(A).

22

The defendants point to two provisions in the Bylaws that they believe required ATG to disclose its relationship with Brown . They first cite a bylaw that requires a nominating stockholder to disclose any “participant” in a proxy solicitation (the “Participant Bylaw”) . 123 They also cite bylaws that require a nomination to include information required to be disclosed by Section 14 (a) of the Securities Exchange Act of 1934 (the “Section 14 (a) Bylaws”) . 124 ATG has met its burden to demonstrate that the Nomination Notice complied with both provisions with respect to the deficiencies the Board invoked in the Rejection Letter . i . The Participant Bylaw Empery’s Rejection Letter stated that the Nomination Notice was deficient because it failed to identify Brown as a “participant” in ATG’s proxy solicitation . 125 Section 2 . 5 of the Bylaws defines “Nominating Person” to include “the stockholder providing the notice . . . and any other participant in such solicitation . ” 126 If Brown 123 Defs.’ Post - trial Br. 13 (“[B]rown was a ‘participant in such solicitation’ as the term is used in Section 2.5.”). 124 Id. at 8 (“The disclosure of Gliksberg and Brown’s arrangement was easily required under the Section 14(a) Bylaws.”). 125 Rejection Letter ¶ 4. 126 Bylaws † 2.5(c) (emphasis added). 23 were a participant, the Bylaws would have required ATG to disclose details about Brown as a Nominating Person . 127 Section 2 . 4 (c) of the Bylaws defines “participant” by reference to “paragraphs (a)(ii) - (vi) of Instruction 3 to Item 4 of Schedule 14 A . ” 128 Although Section 2 . 5 (c) does not explicitly define participant, 129 the parties agree that the Section 2 . 4 (c) definition applies equally to Section 2 . 5 . 130 A Schedule 14 A is a required disclosure form that must be filed with the Securities and Exchange Commission (SEC) in connection with certain proxy solicitations . 131 Paragraph 3 (a) of Instruction 3 to Item 4 of Schedule 14 A delineates 127 See Rejection Letter 3 - 4 . 128 Bylaws † 2 . 4 (c) (“For purposes of this Section 2 . 4 , the term ‘Proposing Person’ shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii) - (vi) of Instruction 3 to Item 4 of Schedule 14 A) with such stockholder in such solicitation . ” (emphasis added)) . 129 Compare Bylaws † 2 . 5 (c) (“For purposes of this Section 2 . 5 , the term ‘Nominating Person’ shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any other participant in such solicitation . ” (emphasis added)), with id . † 2 . 4 (c) ; see supra note 128 . 130 See Pl . ’s Post - trial Br . 29 - 30 ; Defs . ’ Post - trial Br . 43 . This reading is reasonable, since Sections 2 . 4 and 2 . 5 provide parallel tracks for stockholder action at an annual meeting . It would be illogical for Empery to apply a regulation - based standard for “participants” backing a proposal (Section 2 . 4 ), but apply a vague standard for “participants” seeking to nominate director candidates (Section 2 . 5 ) . 131 17 C . F . R . † 240 . 14 a - 101 . 24

the persons deemed to be a "participant" or a "participant in a solicitation" in a proxy contest. The five subparagraphs that Empery's Bylaws incorporate define "participant" as:

> (ii) In the case of a solicitation . . . each of the soliciting person's nominees for election as a director;
>
> (iii) Any committee or group which solicits proxies, any member of such committee or group, and any person whether or not named as a member who, acting alone or with one or more other persons, directly or indirectly takes the initiative, or engages, in organizing, directing, or arranging for the financing of any such committee or group;
>
> (iv) Any person who finances or joins with another to finance the solicitation of proxies . . . ;
>
> (v) Any person who lends money or furnishes credit or enters into any other arrangements, pursuant to any contract or understanding with a participant, for the purpose of financing or otherwise inducing the purchase, sale, holding or voting of securities of the registrant by any participant or other persons, in support of or in opposition to a participant; except that such terms do not include a bank, broker or dealer who, in the ordinary course of business, lends money or executes orders for the purchase or sale of securities and who is not otherwise a participant; and
>
> (vi) Any person who solicits proxies.[132]

The defendants focus on subparagraph (v). They argue that this subparagraph broadly captures anyone who "'enters into any . . . understanding with a participant, for the purpose of . . . purchas[ing] . . . or voting' securities 'in support of' a

[132] *Id.* at Item 4, Instruction 3(a)(ii)-(vi) (2025).

25

participant . ” 133 This interpretation excises the core limiting language of the regulation, however . Section 14 (a) “control[s] the conditions under which proxies may be solicited . ” 134 The definition of “participant” reflects that focus by covering a person who “‘solicits,’ ‘takes the initiative,’ and ‘engages in organizing, directing, or arranging’ for financing . ” 135 Federal case law interpreting Item 4 , Instruction 3 of Schedule 14 A confirms its narrow focus on proxy solicitation and financing . 136 Courts have rejected attempts to classify individuals as “participants” where they neither financed the proxy contest nor directly participated in the solicitation . 137 Instruction 3 (a)(v) is therefore directed at persons providing financial support or other economic inducements for a solicitation . 133 Defs.’ Post - trial Br. 11 (citing 17 C.F.R. † 240.14a - 101, Item 4, Instruction 3(a)(v)). 134 J.I. Case Co. v. Borak , 377 U.S. 426, 431 (1964) (citation omitted). 135 IBS Fin. Corp. v. Seidman & Assoc., LLC , 954 F. Supp. 980, 989 (D.N.J. 1997), rev’d on other grounds , 136 F.3d 940 (3d Cir. 1998). 136 See id . (holding that defendants were not “participants” because they neither financed nor arranged financing for the proxy contest (citing Chris - Craft Indus . v . Indep . S’holders Comm . , 354 F . Supp . 895 , 907 - 08 (D . Del . 1973 ))) . 137 See id . ; see also Lone Star Steakhouse & Saloon, Inc . v . Adams , 148 F . Supp . 2 d 1141 , 1153 - 54 (D . Kan . 2001 ) ; Atl . Coast Airlines Hldgs . , Inc . v . Mesa Air Gp . , Inc . , 295 F . Supp . 2 d 75 , 85 (D . D . C . 2003 ) (noting “there is no evidence” that alleged participant provided funds “in furtherance of the solicitation”) . The defendants cite Lane v . Page in support of their position, which stated that “[p]articipation in solicitation and financing solicitation are [] distinct concepts” and “one can be labeled a participant without being a financier . ” 649 F . Supp . 2 d 1256 , 1287 (D . N . M . 2009 ) . Defs . ’ Post - trial Br . 12 n . 6 . Lane interpreted paragraph (a)(iii) of Instruction 3 to Item 4 of Schedule 14 A . It did not mention subparagraph (v) . 26

The canon of ejusdem generis further undermines the defendants’ broad reading . When general words follow specific words in an enumeration, the general words ordinarily embrace only objects similar in nature to those specifically enumerated . 138 Here, the general phrase “any other arrangements” follows “lends money” and “furnishes credit” within a clause concerning “financing” and “otherwise inducing . ” 139 These surrounding terms indicate that “any other arrangements” must refer to arrangements of a similar financial or economic character — not to any tacit agreement that might facilitate an activist campaign . The phrase “otherwise inducing” does not alter this conclusion . Basic grammatical structure dictates that “otherwise inducing” is part of the prepositional phrase “for the purpose of,” which describes the intent behind the lending of money, furnishing of credit, or other similar arrangements . Reading “any other arrangements” to encompass a non - monetary agreement to purchase shares on the open market severs the clause from its financial context and renders it redundant to subparagraph (iii), which addresses coordination in soliciting proxies . A plain reading gives each provision distinct meaning : subparagraph (iii) governs 138 See Triple C Railcar Serv . , Inc . v . City of Wilmington , 630 A . 2 d 629 , 631 (Del . 1993 ) (“[W]here general words follow an enumeration of persons or things, by words of a particular and specific meaning, such general words are not to be construed in their widest extent, but are to be held as applying only to persons or things of the same general kind or class as those specifically mentioned . ” (quoting Black’s Law Dictionary 464 ( 5 th ed . 1979 ))) . 139 17 C . F . R . † 240 . 14 a - 101 , Item 4 , Instruction 3 (a)(v) . 27

coordination in soliciting proxies, while subparagraph (v) governs persons who provide financing, credit, or comparable economic inducements for the solicitation . Applying the proper definition, Brown is not a participant in ATG’s solicitation . ATG did not nominate Brown . Brown did not “finance” ATG’s nomination, nor did he “lend money or furnish credit” to ATG to induce its “purchase, sale, holding or voting of securities . ” The record contains no evidence whatsoever that Brown participated in ATG’s proxy contest or assisted with financing for ATG’s proxy . The Rejection Letter also did not suggest that Brown lent money, furnished credit, or had a similar arrangement with ATG, but focused solely on suspected coordination between Brown and Gliksberg . 140 ii . The Section 14 (a) Bylaws The defendants also cite the Section 14 (a) Bylaws as requiring ATG to disclose its coordination with Brown . 141 Bylaw Section 2 . 5 (c)(iii)(B) requires a nomination notice to set forth all information relating to a director candidate “that is required to be disclosed in a proxy statement . . . in a contested election pursuant to Section 14 (a) under the Exchange Act . ” 142 Similarly, Bylaw Section 2 . 5 (c)(ii) 140 See Rejection Letter 3 . 141 See Defs . ’ Post - trial Br . 7 - 8 . 142 Bylaws † 2 . 5 (c)(iii)(B) (requiring the disclosure of “[a]ll information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 (a) under the Exchange Act 28 requires the nomination notice to disclose any “Disclosable Interests” for each Nominating Person, incorporating a requirement to provide any information “that would be required to be disclosed in a proxy statement . . . pursuant to Section 14 (a) of the Exchange Act . ” 143 The defendants read these provisions as catch - alls that permitted the Board to request any information that, in the Board’s estimation, would be material under Section 14 (a) or the regulations it incorporates . In post - trial briefing, they advance two theories for why the Section 14 (a) Bylaws required ATG to disclose any arrangement or understanding with Brown about Empery securities . Neither succeeds . First, the defendants focus on Item 5 (b)(1)(viii) of Schedule 14 A, which requires specified disclosures in proxy solicitations regulated under Section 14 (a) of the Exchange Act . 144 Item 5 (b)(1)(viii) contains a disclosure requirement for (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected)”) . 143 Id . † 2 . 5 (c)(ii) (adopting the definition of “Disclosable Interest” in Section 2 . 4 (c)(ii), except that “the term ‘Nominating Person’ shall be substituted for the term ‘Proposing Person’ in all places it appears in Section 2 . 4 (c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 2 . 4 (c)(ii) shall be made with respect to the election of directors at the meeting)”) ; see id . † 2 . 4 (c)(ii)(G) (defining “Disclosable Interest” to include “any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14 (a) of the Exchange Act”) . 144 Defs . ’ Post - trial Br . 8 - 9 . 29

“arrangements or understandings” that the defendants contend is “similar” to and “broader” than the Section 13(d) “group” standard. 145 Under Item 5(b)(1), a proxy solicitation by any stockholder for the election of directors at an annual meeting must describe “any substantial interest, direct or indirect, by security holdings or otherwise, of each participant” in “any matter to be acted upon at the meeting . ” 146 For purposes of this provision, the defendants treat Gliksberg as the “participant” in ATG’s solicitation . The regulation requires that, for each participant, the proxy : (viii) State whether or not the participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the registrant , including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies . If so, name the parties to such contracts, arrangements or understandings and give the details thereof . 147 The defendants argue that because this regulation is incorporated into Section 14 (a), and Section 14 (a)’s requirements are incorporated into the Bylaws, ATG was required to disclose any AAU Gliksberg had with Brown concerning Empery’s securities . 148 145 Id. at 8. 146 17 C.F.R. † 240.14a - 101, Item 5(b)(1). 147 Id. at Item 5(b)(1)(viii) (emphasis added). 148 See Defs.’ Post - trial Br. 9. 30

Second, the defendants argue that ATG was required to disclose any AAU with Brown because it was information material to voting stockholders under Rule 14 a - 9 . 149 Rule 14 a - 9 prohibits materially false or misleading statements or omissions in proxy solicitations under Section 14 (a), including statements that omit “any material fact necessary in order to make the statements therein not false or misleading . ” 150 “An omitted fact is material if there is a substantial likelihood that a reasonable shareholder would consider it important in deciding how to vote . ” 151 I need not decide whether, or to what extent, Rule 14 a - 9 supplies an additional disclosure obligation through the Bylaws’ incorporation of Section 14 (a) . The defendants did not preserve that theory as a basis for rejecting ATG’s Nomination Notice . The Rejection Letter did not mention the Section 14 (a) Bylaws as requiring disclosure of any agreement or understanding with Brown, or reference Rule 14 a - 9 as an independent basis for rejection . Nor did it assert that the Section 14 (a) Bylaws operate as a general requirement to disclose any information the Board deems material . 152 Rather, the Rejection Letter’s reference to the AAU disclosure 149 See id . at 7 - 8 ; see also id . at 10 (“To the extent the Court determines the undisclosed arrangement or understanding was material, it also should have been disclosed under Rule 14 a - 9 . ”) . 150 17 C . F . R . † 240 . 14 a - 9 (a) . 151 TSC Indus . , Inc . v . Northway, Inc . , 426 U . S . 438 , 449 (1976) . 152 At post - trial argument, defendants’ counsel contended that the Rejection Letter invoked the Section 14 (a) and Rule 14 a - 9 requirements as an independent, broadly applicable disclosure obligation . See Tr . of Post - trial Oral Arg . (Dkt . 273 ) (“Post - trial Arg . Tr . ”) 44 - 31 requirement of Item 5 (b)(1)(viii) was explicitly grounded in Brown’s status as an undisclosed “participant” : Further, because the Notice Letter fails to include a description of Mr . Brown as a participant or Nominating Person , it fails to include any other information relating to Mr . Brown that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents in support of the election of directors at the 2026 Annual Meeting pursuant to Section 14 (a) of the Exchange Act[ . ] 153 Perhaps recognizing the challenge of proving that Brown met the technical regulatory definition of a “participant” under Schedule 14 A, the defendants now attempt to decouple the purported disclosure failure from Brown’s participant status entirely . Their post - trial brief maintains that the disclosure requirement for any AAU between Gliksberg and Brown applied “irrespective” of whether Brown was a participant . 154 This pivot is impermissible . When a board rejects a nomination, it 48 . He cited language in the Rejection Letter that states : “Section 2 . 5 (c)(iii)(B) of the Bylaws requires that the Notice Letter include all information relating to each Nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 (a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) . ” Rejection Letter ¶ 3 . This paragraph merely states what the Bylaws require . It does not say that ATG breached Section 14 (a) broadly or Rule 14 a - 9 for failing to disclose an AAU between Gliksberg and Brown . See Post - trial Arg . Tr . 50 - 52 . 153 Rejection Letter ¶ 4 (emphasis added) . 154 Defs . ’ Post - trial Br . 10 (“[I]rrespective of whether Brown is a “participant” in ATG’s nomination, if Gliksberg had any arrangement or understanding with Brown concerning the acquisition or voting of their Empery Digital securities, that information was required to be disclosed under the Section 14 (a) Bylaws . ”) . 32 must give the nominating stockholder sufficient notice of the contractual basis for rejection . Having grounded its rejection in the asserted failure to disclose Brown as a participant, the defendants cannot wait until trial to abandon that basis and advance a different theory of contractual noncompliance . Advance notice bylaws are not moving targets . Although ATG bears the burden of proving its compliance with the Bylaws, the court does not conduct a de novo audit of the Nomination Notice to seek out unasserted breaches . The plaintiff’s burden is bounded by the deficiencies the Board fairly identified in its Rejection Letter . 155 Because advance notice bylaws operate as conditions precedent, a board seeking to reject a nomination must identify a contractual basis for doing so . 156 I therefore hold the defendants to the contractual grounds they invoked and limit my review to the reasons fairly stated in the Rejection Letter . The defendants’ pre - trial brief confirms the point . It did not argue that the Nomination Notice violated the Section 14 (a) Bylaws by failing to disclose an AAU 155 See Rosenbaum v . CytoDyn Inc . , 2021 WL 4775140 , at * 21 (Del . Ch . Oct . 13 , 2021 ) (“The Board cannot base its decision to reject the Nomination Notice on after - discovered facts . ”) ; cf . Paragon Techs . , Inc . v . Cryan , 2023 WL 8269200 , at * 7 n . 116 (Del . Ch . Nov . 30 , 2023 ) (questioning whether the defendants could raise alleged nomination notice deficiencies that were “litigation constructs” raised after the board’s rejection) . 156 See Lee Enters . , 2022 WL 453607 , at * 13 n . 142 . 33

with Brown irrespective of Brown's status as a participant.[157] That theory appeared only in post-trial briefing. It is waived.[158] For that independent reason, I need not decide whether the Section 14(a) Bylaws would otherwise require disclosure of an AAU with Brown under Rule 14a-9.

* * *

ATG carried its burden of demonstrating that its Nomination Notice complied with the Bylaws with respect to the specific deficiencies the Board invoked. Brown does not meet the definition of a "participant" incorporated into the Bylaws. ATG's Nomination Notice therefore did not violate the Participant Bylaw.[159]

---

[157] *See* Defs.' Pre-trial Br. 43-47 (arguing only that ATG was required to disclose Brown under the Participant Bylaw).

[158] *See Zaman v. Amedeo Holdings, Inc.*, 2008 WL 2168397, at *16 (Del. Ch. May 23, 2008) ("Raising this argument in the post-trial briefs is unfair, too late, and does not preserve this argument. It is waived."); *see also Roth v. Sotera Health Co.*, 2026 WL 847180, at *15 n.212 (Del. Ch. Mar. 26, 2026) (same); *In re Mindbody, Inc., S'holder Litig.*, 332 A.3d 349, 412 (Del. 2024).

[159] The defendants moved for an adverse inference based on Gliksberg's spoliation of Signal messages, arguing that the destroyed communications would have proven that ATG and Brown were coordinating as a group. *See* Defs.' Mot. For Adverse Inferences Due to Spoliation of Evid. (Dkt. 212). I need not resolve the spoliation motion to decide this claim. Even if I assume that the destroyed messages would prove that ATG (or Gliksberg) and Brown formed a group and coordinated their efforts to liquidate Empery, my conclusion would remain the same. The asserted Bylaw provisions did not require the disclosure of general coordination, and coordination alone does not necessarily transform Brown into a 'participant' under Schedule 14A, Item 4, Instruction 3(a). Because the requested inference would not amend the Bylaws, it would not cure the contractual invalidity of the Board's rejection. The defendants' motion for adverse inferences is therefore denied as moot.

34

b. The Bitcoin Hedge Allegations The Rejection Letter’s second main ground for rejecting ATG’s Nomination Notice was its failure to disclose a Bitcoin hedge. 160 At the time ATG submitted the Nomination Notice, it had hedged its Empery equity position “dollar for dollar” to isolate and eliminate the risk of Bitcoin price movement by shorting Bitcoin ETFs. 161 The defendants assert that this undisclosed hedge misaligned ATG with Empery’s long - only stockholders and incentivized ATG to push for the liquidation of the Company’s Bitcoin. 162 To determine what a stockholder must disclose, the court looks first to the plain text of the contract. 163 Empery’s Bylaws are specific regarding the disclosure of economic hedges. Section 2.4(c)(ii) requires the disclosure of derivatives, synthetic equity, and short positions in Empery’s own stock. 164 Some DAT 160 Rejection Letter ¶ 3 . a . 161 See Chan Tr . 501 ; JX 563 at 3 . 162 See Defs . ’ Post - trial Br . 6 - 7 ; see also Rejection Letter ¶ 3 . a (“ATG Capital’s interests are adverse to such shareholders because an increase in the price of Bitcoin negatively impacts ATG Capital, requiring ATG Capital to post additional collateral and further increasing its financing costs without the benefit of the increase in the price of Bitcoin due to ATG Capital’s [Bitcoin] hedge . Thus, ATG Capital is incentivized to push the Company to liquidate its Bitcoin as quickly as possible . ”) . 163 See, e . g . , Vejseli v . Duffy , 2025 WL 1452842 , at * 14 (Del . Ch . May 21 , 2025 ) (“Bylaws are contracts between the stockholders and the corporation, interpreted according to their ‘commonly accepted meaning unless the context clearly requires a different one or unless legal phrases having a special meaning are used . ’” (quoting BlackRock Credit Allocation Income Tr . v . Saba Cap . Master Fund, Ltd . , 224 A . 3 d 964 , 977 (Del . 2020 ))) . 164 Bylaws † 2 . 4 (c)(ii) . 35

corporations’ bylaws require the disclosure of commodity hedges. 165 By contrast, neither Empery’s Bylaws nor its questionnaire for director candidates require the disclosure of commodity hedges, cryptocurrency hedges, or positions in unrelated ETFs. 166 Given this contractual silence, the defendants look to the Bylaws’ general incorporation of Section 14 (a) and Schedule 14 A . The Rejection Letter specified that the non - disclosure of the Bitcoin hedge violated Item 5 (b)(1) of Schedule 14 A, which is incorporated into Section 2 . 5 (c)(iii)(b) of the Bylaws . 167 Item 5 (b)(1) requires that a proxy statement describe “any substantial interest, direct or indirect, by security holdings or otherwise, of each participant . . . in any matter to be acted upon at the meeting . ” 168 The regulation then identifies twelve categories of information, most of which are expressly sought by Empery’s bylaws and questionnaire (e . g . , name, address, and occupation) . 169 None of those categories expressly requires disclosure of investments in unrelated assets or issuers, much less a nominating stockholder’s purported “misalignment” with other stockholders . 165 See JX 708 (Rebuttal Report of Edward Rock (“Rock Report”)) ¶¶ 58 - 66; JX 845 † 8(C)(3)(d) - (e); PTO ¶ 47. 166 See Rock Report ¶¶ 39 - 40 (citing JX 52). 167 Rejection Letter ¶ 3.a; see Bylaws †† 2.5(c)(iii)(B), 2.5(c)(ii). 168 17 C.F.R. † 240.14a - 101, Item 5(b)(1) (2025). 169 Id. 36

The defendants also argue that ATG’s Bitcoin hedge was material information that Empery “[s]tockholders were entitled to know” under Rule 14 a - 9 . 170 As with their arguments concerning Rule 14 a - 9 and the disclosure of an AAU, this theory was not asserted as a basis for rejection and is waived . I need not reach whether Rule 14 a - 9 would otherwise require disclosure of ATG’s Bitcoin hedge, whether the hedge was material under Rule 14 a - 9 , or whether the Bylaws incorporate that requirement . 171 If the Board wanted to know about commodity hedges, it could have adopted a bylaw expressly requiring that information, included such a request in its nominee questionnaire, or asked ATG directly . 172 ATG could not fairly be expected to guess that the Board would interpret the Bylaws to require the disclosure of a Bitcoin short position . To the extent the interplay between the Bylaws and Section 14 (a) creates any ambiguity, Delaware law resolves that doubt in favor of the stockholder’s electoral rights . 173 170 Defs . ’ Post - trial Br . 30 - 31 ; see also JX 657 (Expert Report of Joseph A . Grundfest) ¶ 42 . 171 See supra note 158 . 172 The Board never asked ATG for information about its Bitcoin hedge, although the Bylaws expressly contemplate that the Board may request additional information from a nominating stockholder . See Bylaws † 2 . 5 (g) . 173 See Jorgl , 2022 WL 16543834 , at * 10 (“Any ambiguity in an advance notice bylaw is resolved ‘in favor of the stockholder’s electoral rights . ’” (quoting Hill Int’l , 119 A . 3 d at 38 )) . 37

The defendants also insist that the Board properly rejected ATG’s Nomination Notice because a “reasonable stockholder” would view the hedge as a “divergence of interests” material to their election decision. 174 This line of argument is consistent with the Board’s view that it was conducting a “suitability” inquiry rather than evaluating ATG’s compliance with the Bylaws. 175 It reflects a misunderstanding of not only basic contract interpretation, but also the purpose advance notice bylaws serve under Delaware law . Advance notice bylaws are “designed and function to permit orderly meetings and election contests and to provide fair warning to the corporation so that it may have sufficient time to respond to shareholder nominations.” 176 They have both “information - gathering and disclosure functions,” 177 so that boards of directors can “knowledgeably make recommendations about nominees” that permit stockholders to “cast well - informed votes . ” 178 An advance notice bylaw does not authorize incumbent directors to exclude candidates based on the directors’ disagreement with their business plans or economic incentives . 174 Defs . ’ Post - trial Br . 31 - 32 . 175 Read Tr . 727 (“[I]t was not so much about the bylaws as about the suitability of having a long - term shareholder who is actively betting against the value of bitcoin . ”) ; see Foster Tr . 708 (noting a “guttural reaction” that the Bitcoin short should have been disclosed) . 176 Openwave Sys . Inc . v . Harbinger Cap . P’rs Master Fund I Ltd . , 924 A . 2 d 228 , 239 (Del . Ch . 2007 ) ; see Rock Tr . 631 - 32 . 177 Lee Enters . , 2022 WL 453607 , at * 18 . 178 Id . at * 9 . 38

Because the Bylaws did not require the disclosure of commodity hedges, ATG could not have breached the Bylaws by failing to disclose its Bitcoin hedge in its Nomination Notice. * * * ATG has carried its burden to prove that its Nomination Notice complied with the Bylaws regarding the two deficiencies the defendants advanced at trial . Brown does not meet the definition of a “participant” incorporated into the Bylaws, and the Bylaws did not require the disclosure of commodity hedges . Because the defendants abandoned the remaining purported violations listed in the Rejection Letter, those arguments are waived . 179 The Board therefore lacked contractual grounds to reject the Nomination Notice . My analysis proceeds to the second step of Delaware’s twice - tested framework : an equitable review of the Board’s actions . 180 179 Wimbledon Fund LP v . SV Special Situations LP , No . 4780 - VCS, 2011 WL 378827 , at * 7 n . 44 (Del . Ch . Feb . 4 , 2011 ) (“Wimbledon did not raise that argument in its briefs, and generally arguments not raised in a party’s briefs are deemed waived because they have not been fairly asserted . ”) ; see also In re PNB Holding Co . S’holders Litig . , No . CIV . A . 28 - N, 2006 WL 2403999 , at * 18 (Del . Ch . Aug . 18 , 2006 ) (“The argument is untimely because it was not addressed in the pre - trial order and was not raised until trial . ”) . 180 Kellner II , 320 A . 3 d at 259 (“In other words, when corporate action is challenged, it must be twice - tested – first for legal authorization, and second by equity . ”) . 39

2 . The Equitable Review ATG alleges that the directors breached their fiduciary duties by rejecting its Nomination Notice . 181 When a board takes defensive action that interferes with a corporate election or a stockholder’s voting rights in a contest for control, the board’s conduct is subject to enhanced scrutiny . 182 Under this intermediate standard of review, the Board bears the burden to establish : (1) that it “faced a threat to an important corporate interest or to the achievement of a significant corporate benefit,” which threat was “real and not pretextual,” and that the board’s motivations were proper ; and (2) that its response was “reasonable in relation to the threat posed and was not preclusive or coercive to the stockholder franchise . ” 183 The inquiry is a “‘situationally specific’ application of Unocal ,” and “[f]undamentally, the standard to be applied is one of reasonableness . ” 184 If the defendants relied solely on ATG’s purported Bylaw violations, the Board could not satisfy the first prong . The contractual violations asserted in the Rejection Letter did not exist . 185 But the Board’s mistaken view of the Bylaws does 181 See Pl.’s Post - trial Br. 53 - 57. 182 See Coster , 300 A.3d at 672 - 73; Kellner I , 307 A.3d at 1025. 183 Coster , 300 A.3d at 672 - 73. 184 Kellner I , 307 A.3d at 1025, 1042 (citation omitted); see also Coster , 300 A.3d at 671 - 73. 185 An AI - generated transcript of the March 26 Board meeting reflects a discussion that the Rejection Letter “threw [in] the kitchen sink” and that though no “single” omission in the Nomination Notice was “detrimental . . . in the aggregate [ATG was] sloppy . ” JX 495 at 1 . 40 not, standing alone, establish that its underlying concerns were false or pretextual . The first Unocal inquiry asks whether the Board had a reasonable and good - faith basis for concluding that a threat to an important corporate interest existed . 186 I therefore consider the additional justification the defendants advance for the rejection . The defendants contend that the Board rejected the Nomination Notice because it suspected that ATG and Brown were hatching a plan to take control of Empery and liquidate its Bitcoin . 187 The record provides some support for that concern . Brown demanded that the Company liquidate its Bitcoin during his January 28 meeting with Lane and Silver . 188 Days later, Brown planted a story with Bloomberg columnist Matt Levine titled “Cracking Open the DATs,” which detailed a playbook for forcing a Bitcoin treasury to liquidate . 189 Shortly after publication, Gliksberg texted a link to the article to one of his Board nominees, warning the recipient not to “text [Gliksberg] about it . ” 190 Gliksberg’s testimony that he had no Lane acknowledged that the “objective” was to “reject” the Nomination Notice and “see what” ATG and Brown did in response . Id . at 2 . 186 See Kellner I , 307 A . 3 d at 1025 - 26 (explaining that the first prong requires a reasonable and good - faith investigation supporting grounds for concluding that a threat to the corporate enterprise existed) . 187 See Defs.’ Post - trial Br. 16 - 19. 188 Silver Tr. 551 - 52; Lane Tr. 284. 189 JX 234; JX 217. 190 JX 219. Gliksberg testified that he sent the text to keep business and personal texts separate. Gliksberg Tr. 139 - 40. This explanation makes little sense in the context of his 41 plans to liquidate the Company’s Bitcoin is difficult to credit against this backdrop. 191 These facts give the Board a reasonable basis for concern about the slate’s plans for Empery’s Bitcoin strategy . But that concern must be distinguished from the notion that the Board was entitled to prevent stockholders from voting on those plans . Directors’ fiduciary duties do not empower them to interfere with a contest for control merely because they believe that the insurgent’s business plan is unwise or destructive . As Delaware courts consistently hold, defensive actions “cannot be justified on the grounds that the board knows what is in the best interests of the stockholders . ” 192 The relevant question is whether the Board identified a threat to an important corporate interest — not whether it preferred its own policy choices to those advocated by the insurgents . 193 other text message chains . Instead, the timing and context of the message suggest an intent to conceal coordination . 191 See Gliksberg Tr . 56 , 85 (testifying that he has no plans to liquidate Empery’s Bitcoin) . 192 Coster , 300 A . 3 d at 672 ; see also Mercier v . Inter - Tel (Del . ), Inc . , 929 A . 2 d 786 , 811 (Del . Ch . 2007 ) (noting that the “we know better” defense “is no justification at all” for interfering with a contest for corporate control) ; Pell v . Kill , 135 A . 3 d 764 , 790 (Del . Ch . 2016 ) (“[T]he belief that directors know better than stockholders is not a legitimate justification when the question involves who should serve on the board of a Delaware corporation . ”) . 193 See Kellner I , 307 A . 3 d at 1025 - 26 (explaining that the threat must concern matters of “corporate policy and effectiveness which touches on issues of control,” rather than the board’s belief that “certain director nominees would be worse for the company than themselves”) . 42

Assuming, without deciding, that the Board reasonably perceived a legitimate threat, the Board nevertheless fails the second Unocal prong . Its response — rejecting the Nomination Notice — was not reasonable in relation to the threat it perceived . A comparison to Kellner v . AIM ImmunoTech Inc . is instructive . There, the board’s rejection of a nomination notice was upheld because the notice concealed arrangements and understandings central to the nomination effort, which frustrated the disclosure function of the advance notice bylaws . The board in Kellner had a legitimate interest in obtaining that information, and the timing of the notice left no meaningful opportunity to cure the deficiencies . 194 Here, the Board rejected the Nomination Notice despite its compliance with the disclosure requirements on which the Board relied . In contrast to Kellner , the Board was not enforcing a valid disclosure requirement designed to protect the corporate electoral process . Nor has the Board shown that rejection was a reasonable response to the concern it perceived . The Board could have informed stockholders of the evidence concerning ATG’s and Brown’s relationship, their apparent views concerning Empery’s Bitcoin strategy, and the risks the Board believed a change in control presented . 195 Those arguments could then have been tested through the electoral 194 See id . at 1042 - 44 . 195 If the Board believed ATG’s proxy materials were materially misleading under federal or state law by omitting this coordination or the Bitcoin short, its proper recourse was to 43 process . Nothing in the record suggests that permitting Empery’s stockholders to consider ATG’s slate would have prevented the Board from making its case to the electorate or from disclosing the information it regarded as material . That distinction is meaningful under Coster v . UIP Companies, Inc . 196 The question is not whether the Board had reason to distrust ATG or disagree with its plans, but whether rejecting a nomination that complied with the Bylaws was a reasonable means of addressing the perceived threat . Because the Board lacked valid contractual grounds to reject the Nomination Notice and had available means to communicate its concerns to the stockholders, the Board failed to show that rejection was a reasonable response to the perceived threat . The rejection was also preclusive in its practical effect . By removing ATG’s nominees from the ballot entirely, the Board effectively foreclosed ATG’s ability to present its slate to the stockholders and assured the incumbents an uncontested election . That is not to say that every rejection of a nomination notice is necessarily preclusive or inequitable . A board may reject a nomination that fails to satisfy valid advance - notice requirements when rejection is a reasonable response to a legitimate corporate threat . 197 But where, as here, the asserted contractual deficiencies were seek injunctive relief to compel corrective disclosures, not to unilaterally disenfranchise the electorate. 196 300 A.3d at 672 - 73. 197 See Kellner I , 307 A.3d at 1042 - 44. 44

nonexistent and the Board had means to address its substantive concerns through disclosure and advocacy, rejecting the nomination was a disproportionate response. The Board’s complaints about ATG’s plans, suitability, and perceived economic misalignment are arguments for the electorate — not a basis for removing ATG’s slate from the electoral process . The Board was — and is — entitled to tell stockholders why it believes ATG’s strategy is harmful to Empery and to urge them to reject the slate . It was not entitled to use an erroneous interpretation of its Bylaws to prevent stockholders from making that choice themselves . On this record, the Board’s use of an erroneous interpretation of its Bylaws to reject the Nomination Notice was inequitable and constituted a breach of the directors’ fiduciary duties . 198 B . The Nomination Reopening Claim ATG argues the Board breached its fiduciary duties by refusing to reopen the nomination window after announcing a pivot from a Bitcoin DAT strategy to an AI data - center business . 199 Relying on Hubbard v . Hollywood Park Realty Enterprises, Inc . , it contends that the data center transaction supports reopening the window because it is an “unanticipated” and “material” change to Empery’s business announced after the nomination deadline . 200 The defendants insist that Hubbard 198 See Coster , 300 A.3d at 667; Kellner I , 307 A.3d at 1025, 1044. 199 See Pl.’s Post - trial Br. 67 - 69. 200 Id. ; see Hubbard v. Hollywood Park Realty Enters. , 1991 WL 3151 (Del. Ch. Jan. 14, 1991). 45

lends no support to ATG’s request because, among other reasons, ATG already nominated its slate and no other stockholder seeks to nominate . 201 Hubbard presents a “context - specific application of Schnell . ” 202 In Hubbard , after the advance notice deadline passed, the board settled with an insurgent, shifted the allegiance of a board majority to his radical new agenda, and contractually bound itself not to waive the advance notice bylaw . 203 The court reopened the nomination window because this post - deadline, board - driven “material change of circumstances” locked stockholders out of mounting a dissident slate . 204 The harm Hubbard addressed was the denial of a choice between competing slates . The opinion opens by identifying the harm in precisely those terms : absent an injunction, “the enforcement of the advance notice by - law” would have resulted in the management “slate of candidates running unopposed . ” 205 Hubbard does not stand for the notion that a dissident is entitled to a do - over of its nomination whenever a company undertakes a post - deadline commercial transaction . The 201 See Defs . ’ Post - trial Br . 55 . 202 Sternlicht v . Hernandez , 2023 WL 3991642 , at * 15 (Del . Ch . June 14 , 2023 ) (citing AB Value P’rs, LP v . Kreisler Mfg . Corp . , 2014 WL 7150465 , at * 5 (Del . Ch . Dec . 16 , 2014 )) . 203 Hubbard , 1991 WL 3151, at *3 - 4, *11. 204 Id. at *12. 205 Id. at *1. 46

overarching principle is that Schnell and its progeny protect electoral fairness, not business strategy . 206 Here, Empery’s stockholders will not be disenfranchised . Because I have found that ATG’s Nomination Notice is valid and that the Board's rejection was inequitable, ATG’s nominees will stand for election . Empery’s stockholders will therefore have a choice between the incumbent Board and ATG’s slate, which publicly committed to evaluate strategic alternatives . 207 Even if the data center transaction radically altered the Company’s strategic direction, it did not manipulate the corporate machinery or result in the sort of uncontested election Hubbard sought to prevent . ATG therefore did not prove that the Board breached its fiduciary duties by declining to reopen the nomination window after announcing the data center transaction . III. CONCLUSION Because the Board lacked contractual grounds to reject ATG’s Nomination Notice, judgment on Count III is entered for ATG . Insofar as Count I concerns the 206 See, e . g . , AB Value , 2014 WL 7150465 , at * 7 (declining to reopen a nomination window based on post - deadline executive compensation increases, and finding that routine governance friction did not justify reopening the nomination window) ; Sternlicht , 2023 WL 3991642 , at * 22 - 23 (refusing to reopen a nomination window following the post - deadline formation of a special committee) ; Vejseli v . Duffy , 2025 WL 1452842 , at * 18 (Del . Ch . May 21 , 2025 ) (reopening a nomination window to cure a board’s inequitable reduction of available director seats on the eve of a proxy contest) . 207 JX 453 at 14 (ATG preliminary proxy statement) . 47

48 Board’s rejection of ATG’s nomination notice, judgment on Count I is entered for ATG in part. ATG’s Nomination Notice is valid. ATG’s nominees may stand for election at Empery’s annual meeting. Judgment on Count V is entered for the defendants. The parties are to confer on a form of order to implement this decision, which must be filed within three business days. Within 14 business days, they are to provide the court with a proposed schedule for resolving the remainder of the claims.